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                                                               Exhibit 10.4

                                 FIRST AMENDMENT
                                      OF
                 SARA LEE CORPORATION SUPPLEMENTAL BENEFIT PLAN

                (As Amended and Restated Effective July 1, 1995)

     WHEREAS, Sara Lee Corporation (the "Company") maintains the Sara Lee Corporation Supplemental Benefit Plan (As Amended and Restated Effective July 1,
1995) (the "Plan"); and

     WHEREAS, amendment of the Plan now is considered desirable;

     NOW, THEREFORE, by virtue of the power granted to the Company by Section 5 of the Plan, and in exercise of the authority delegated to the Sara Lee Corporation Employee Benefits Administrative Committee, the Plan is hereby amended in the following particulars:

     1. Effective December 31, 1997, by substituting the word "earliest" for the word "earlier" in the first sentence of subsection 2.1 of the Plan, by substituting a comma for the period and adding the word "or" at the end of subparagraph 2.1(b) of the Plan, and by adding the following new subparagraph 2.1(c) to the Plan, immediately after subparagraph 2.1(b) thereof:

      "(c)     effective December 31, 1997, if the employee
          participates in the ESOP, the date the Employer contributions that would have been made to the ESOP on behalf of the employee for the plan year are limited because the employee's Supplemental Compensation is not considered in determining benefits under the ESOP."

     2. Effective December 31, 1997, by substituting the following for subparagraph 2.2(a) of the Plan:

      "(a)     ESOP.  If the Participant is covered only by the ESOP,
          the Participant's accrued Supplemental Benefit as of any date shall consist of the aggregate Employer contributions that would have been made to the ESOP on behalf of the Participant for each plan year of the ESOP prior to such date but which were not contributed because of the limitations of Sections 401(a)(17) or 415 of the Code, or because the ESOP did not include the Participant's Supplemental Compensation (as defined in subsection 2.2 below) in the Participant's compensation for ESOP purposes, with such aggregate contributions

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          adjusted upward or downward to reflect the investment experience under the ESOP; provided, that for plan years of the ESOP ending prior to January 1,1997, the Employer contribution that shall be considered to have been foregone in any plan year of the ESOP shall not, for purposes of this Plan, exceed 1.75 percent of that portion of the Participant's compensation
          (as determined under the ESOP) for that plan year in excess of the Code Section 401(a)(17) limit for that year."

     3. Effective as of July 1, 1995, by substituting the following for the first sentence of subparagraph 2.2(c) of the Plan:

     "If the Participant is covered by the Consolidated Plan, in determining the Participant's Full benefit under subparagraph (b) next above, the Participant's compensation shall include (i) deferred compensation, if any, provided any such amount of deferred compensation shall be considered compensation in the plan year deferred, and (ii) for plan years ending after July 1, 1989 and prior to July 1, 1994, the Participant's Long-Term Bonus Credit (compensation described in clauses
     (i) and (ii) above together are referred to as `Supplemental Compensation' for purposes of subparagraph 2.1(b))."

     4. Effective December 31, 1997, by inserting the following two new sentences as the first and second sentences of subparagraph 2.2(c) of the Plan:

     "Effective January 1, 1998, if the Participant is covered by the ESOP, in determining under subparagraph (a) above the Employer contributions that would have been made to the ESOP on behalf of the Participant for a plan year of the ESOP, the Participant's compensation shall include deferred compensation, if any, provided any such amount of deferred compensation shall be considered compensation in the plan year deferred (such deferred compensation herein is referred to as `Supplemental Compensation' for purposes of subparagraph 2.1(c)). Effective December 31, 1997, if the Participant is covered by the ESOP, in determining under subparagraph (a) above the Employer contributions that would have been made to the ESOP on behalf of the Participant for the plan year of the ESOP ending December 31, 1997, the Participant's compensation shall include amounts deferred at any time prior to January 1, 1998, not yet paid to the Participant, and not otherwise taken into account under this subparagraph (such deferred compensation is included in the definition of `Supplemental Compensation' for purposes of subparagraph 2.1(c))."

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     IN WITNESS WHEREOF, the Company has caused these presents to be executed by a duly authorized member of the Administrative Committee this 6th day of January, 1998.

                              SARA LEE CORPORATION


                              By   /s/ Gary C. Grom
                                 ---------------------------------
                                  Administrative Committee Member





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